EXHIBIT INDEX 10.4

EXECUTIVE COMPENSATION PLAN

Plan Year 2006

Dave Latzke

I.              Annual Base Salary $275,000

II.            Performance Incentive Bonus (IB):  $125,000 annually.  Your 2006 Incentive Bonus will be paid based on the following criteria:

•      50% ($62,500) of the performance incentive bonus is based on the achievement of the annual operating profit targets for SoftBrands, Inc.

	EBITDA	Payment Eligibility
YTD Q1 (Oct – Dec 05)	1st Quarter Budget	25%
YTD Q2 (Jan – Mar 06)	2nd Quarter Budget	50%
YTD Q3 (Apr – Jun 06)	3rd Quarter Budget	75%
YTD Q4 (Jul – Sep 06)	Annual Budget	100%

Performance Incentive Payments –12.5% of your annual bonus for this portion of your incentive will be paid quarterly based on the attainment of the annual operating profit metric.   The remaining balance of earned bonus will be paid upon completion of the annual audit.

Threshold for Operating Profit Goal – SoftBrands must achieve 90% of the targeted operating profit goal to be eligible for the bonus payments.  If SoftBrands achieves 90% of the targeted goal, you will be eligible for 50% of your targeted incentive bonus.   For achievement of each percentage above 90%, you will receive an additional 5% of your target to a maximum of 100%.  For each percentage achieved in excess of 100% of the annual target, you will receive an additional 1% of your targeted incentive.

•      50% ($62,500) of the Performance Incentive bonus is based on the achievement of the following performance objectives:

•      40% ($25,000) for delivering the full year Finance + Executive + IT budgets at or below plan.

•      12.5% of the annual bonus for this portion is advanced quarterly if the actual expense is at or below plan year to date, the remainder to be paid once the year end audit is complete.

•      20% ($12,500) payable at year end if 2007 Finance + IT approved budget is 90% or less than the 2006 approved budget.

•      40% ($25,000) paid at completion of 404 audit if no material weaknesses are reported (if SoftBrands is not required to complete a 404 audit for fiscal year 2006, the 40% bonus will be earned if the 2007 Finance + IT approved budget is 90% or less than the 2006 approved budget goal is met.)

Note:      SoftBrands must be in compliance with all debt covenants for any period in which a bonus is paid.

III.           Should you leave the company for any reason; any bonus “not yet received” will be paid per your employment agreement.